Exhibit 99.1

MASSBANK CORP.	July 23, 2007

Reading, MA

FOR IMMEDIATE RELEASE

MASSBANK CORP. REPORTS SECOND QUARTER 2007 EARNINGS OF

$1.42 MILLION OR $0.33 PER SHARE

MASSBANK Corp. (NASDAQ – MASB), the Holding Company for MASSBANK, today reported that its net income for the first half of 2007 was $3,503,000 or $0.80 in diluted earnings per share ($0.81 in basic earnings per share) compared to $3,565,000 or $0.82 in diluted and basic earnings per share for the first half of 2006. Earnings results for the first half of 2007 included pretax net trading portfolio gains of $840,000 consisting of $81,000 in realized gains primarily from the sales of equity securities and gains of $759,000 related to the change in fair value of the portfolio during the first half of 2007. Return on average assets and return on average equity was 0.85% and 6.53%, respectively, for the first six months of 2007 compared to 0.81% and 6.86% for the first six months of 2006.

For the second quarter of 2007, the Company reported net income of $1,422,000 or $0.33 in diluted earnings per share compared with net income of $1,755,000 or $0.40 in diluted earnings per share in the second quarter of 2006. Basic earnings per share in the recent quarter were $0.33 per share compared to $0.41 per share in the second quarter of the prior year. The Company’s earnings results for the recent quarter included pretax net trading portfolio losses of $209,000 consisting of $105,000 in realized gains from the sales of equity securities and $314,000 in losses related to the change in fair value of the portfolio during the second quarter of 2007. The depreciation in fair value of the trading portfolio during the recent quarter (on an after tax basis) resulted in a reduction in net income of $209,000 or $0.05 in diluted earnings per share. This is due primarily to the Company’s adoption of SFAS 159 (“Fair Value Option”) in the first quarter of 2007. Return on average assets and return on average equity were 0.69% and 5.28%, respectively for the second quarter of 2007 compared to 0.81% and 6.81% for the second quarter of the prior year.

Net interest income for the second quarter of 2007 decreased by $624,000 as the Bank continued to be challenged by the inverted yield curve environment (an environment where short-term rates actually exceed long-term rates) and increased funding costs. This has resulted in a decrease of 17 basis points in net interest margin from 2.57% in the second quarter of 2006 to 2.40% in the recent quarter. Average earning assets for the second quarter of 2007 declined to $797.7 million, from $842.1 million in the second quarter of the prior year due to a lower deposit base. This is due in part to intense competition for short-term deposits and more attractive returns in the equity securities markets.

The provision (credit) for loan losses was a benefit of $10,000 in the second quarter of 2007 compared with a provision of $50,000 in the prior year. The decrease in provision reflects a reduction in the size of the loan portfolio and a relatively low level of loan delinquencies and charge-offs.

July 23, 2007

Page Two

Non-interest income for the three months ended June 30, 2007 increased $57,000 to $455,000 from $398,000 for the same period in 2006. This increase reflects an increase of $182,000 in other non-interest income consisting of deposit account service fees, option fees and other income partially offset by losses on securities. In the recent quarter, the Company recorded net losses on securities of $6,000 compared to net gains of $119,000 in the same quarter last year. Net securities losses in the second quarter of 2007 were comprised of $203,000 in net gains on equity securities available for sale partially offset by net losses on trading securities of $209,000 as detailed above. This compares to net gains on debt and equity securities available for sale of $111,000 and net gains on trading securities of $8,000 for the same quarter last year.

Non-interest expense for the three months ended June 30, 2007, increased $33,000 to $3,091,000 compared to $3,058,000 for the same period in 2006. Salaries and employee benefits decreased $12,000. Included in salaries and employee benefits for the three months ended June 30, 2007 and June 30, 2006 were stock–based compensation costs of $23,000 and $28,000, respectively.

Deferred compensation plan expense increased $97,000 in the recent quarter compared to the same quarter last year. This increase was essentially offset by the $94,000 in increased earnings on plan assets reflected in non-interest income.

Occupancy and equipment expense decreased $116,000 to $494,000 for the three months ended June 30, 2007 from $610,000 for the same period in 2006. The decrease is due primarily to a reduction in building and equipment depreciation expense.

Professional services expense decreased $20,000 to $113,000 in the recent quarter compared to $133,000 for the same quarter last year due primarily to a reduction in legal fees.

All other company expenses increased $84,000 to $520,000 for the three months ended June 30, 2007 compared to $436,000 for the same period in 2006. The increase was due primarily to a benefit of $74,000 recorded in the second quarter of 2006 resulting from a decrease in the Bank’s allowance for loan losses on off-balance sheet credit exposures.

Balance Sheet

The Company’s total assets decreased $45.0 million to $816.9 million at June 30, 2007, from $861.9 million at June 30, 2006. Deposits decreased $47.2 million year-over-year from $751.8 million at June 30, 2006 to $704.6 million at June 30, 2007. Stockholders’ equity increased $4.8 million to $107.2 million at June 30, 2007, from $102.4 million at June 30, 2006. Book value per share increased $1.11 to $24.83 per share at June 30, 2007, from $23.72 per share at June 30, 2006.

The Company’s non-accrual loans remain near historical lows totaling $192,000 at June 30, 2007, representing 0.10% of total loans. This compares to $102,000 representing 0.05% of total loans at June 30, 2006. Net charge-offs were nil in the first half of 2007 compared to $6,000 during the first half of last year. At June 30, 2007, the Company’s allowance for loan losses totaled $1.372 million representing 0.69% of total loans compared to $1.297 million representing 0.60% of total loans at June 30, 2006. In addition, the Company’s allowance for loan losses on off-balance sheet credit exposures totaled $345,000 at June 30, 2007 compared to $443,000 a year earlier. This is intended to protect the Company against possible losses on loan commitments made to customers that have not yet been drawn down.

MASSBANK Corp. is the holding company for MASSBANK, a Massachusetts chartered savings bank. The Bank operates fifteen banking offices in Reading, Chelmsford, Dracut, Everett, Lowell, Medford, Melrose, Stoneham, Tewksbury, Westford and Wilmington, providing a variety of deposit, lending and trust services.

July 23, 2007

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ADDITIONAL INFORMATION

Dividend Declaration

MASSBANK Corp. today announced a quarterly cash dividend on its common stock of $0.28 per share. This, the Company’s eighty-fourth consecutive dividend, will be payable on August 16, 2007 to stockholders of record at the close of business on August 1, 2007.

Stock Repurchase Program

During the three months ended June 30, 2007, the Company continued the repurchase of its common stock by acquiring 18,800 shares. As of June 30, 2007, there were 104,417 shares available for repurchase in the current program.

Cautionary Statement

This press release may contain forward-looking information, including information concerning the Company’s expectations of future business prospects. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to be materially different from the results and performance expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning the Company’s belief, expectations or intentions concerning the Company’s future performance, the financial outlook of the markets it serves and the performance and activities of its competitors. These statements reflect the Company’s current views. They are based on numerous assumptions and are subject to numerous risks and uncertainties, including the strength of the local economy and the U.S. economy in general, unexpected fluctuations in market interest rates, unexpected fluctuations in the markets for equities, bonds, federal funds and other financial instruments, an increase in the level of non-performing assets, an increase in competitive pricing pressures within the Company’s market, adverse legislative or regulatory developments, a significant decline in residential real estate values in the Company’s market area, adverse impacts resulting from the continuing war on terrorism, an increase in employee-related costs, the impact of deflation or inflation, and other factors described in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2006.

For further information contact Reginald E. Cormier, Senior Vice President, Treasurer and CFO at (781) 942-8192.

July 23, 2007

Page Four

MASSBANK CORP.

FINANCIAL HIGHLIGHTS

($ in thousands except share date)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
For the Period Ended
Total interest and dividend income	$10,056	$10,001	$20,035	$19,802
Total interest expense	5,292	4,613	10,480	8,973

Net interest income	4,764	5,388	9,555	10,829
Provision (credit) for loan losses	(10)	50	(10)	50

Net interest income after provision (credit) for loan losses	4,774	5,338	9,565	10,779
Gains (losses) on securities, net	(6)	119	1,128	370
Other non-interest income	461	279	817	639
Non-interest expense	3,091	3,058	6,191	6,365
Income tax expense	716	923	1,816	1,858

Net income	$1,422	$1,755	$3,503	$3,565
Weighted Average Common Shares Outstanding
Basic	4,331,823	4,329,036	4,333,696	4,334,394
Diluted	4,356,972	4,364,341	4,359,200	4,370,604
Per Common Share
Earnings:
Basic	$0.33	$0.41	$0.81	$0.82
Diluted	0.33	0.40	0.80	0.82
Cash dividends paid	0.28	0.27	0.56	0.54
Book value (period end)			24.83	23.72
Ratios (1)
Return on average assets	0.69%	0.81%	0.85%	0.81%
Return on average equity	5.28	6.81	6.53	6.86
Net interest margin	2.40	2.57	2.39	2.55
Total equity to assets (period end)			13.13	11.88

			At June 30,
			2007	2006
At Period End
Assets			$816,948	$861,926
Deposits			704,583	751,781
Total loans			198,458	216,745
Stockholders’ equity			$107,252	$102,430
Common shares outstanding			4,319,554	4,317,879
Asset Quality
Non-accrual loans			$192	$102
Real estate acquired through foreclosure			—	—

Total non-performing assets			$192	$102
Allowance for loan losses			$1,372	$1,297
Percent of non-accrual loans to total loans			0.10%	0.05%

(1)	Ratios are presented on an annualized basis with the exception of equity to assets.

July 23, 2007

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

($ in thousands except share data)

	At June 30, 2007	At June 30, 2006
Assets:
Cash and due from banks	$7,100	$10,317
Short-term investments	174,006	146,493

Total cash and cash equivalents	181,106	156,810

Interest-bearing deposits in banks	—	646
Term federal funds sold	40,000	—
Securities available for sale, at fair value (amortized cost of $138,029 in 2007 and $462,809 in 2006)	136,144	452,453
Securities held to maturity, at amortized cost (market value of $4,945 in 2007 and $5,371 in 2006)	5,188	5,659
Trading securities, at fair value:
Debt securities	234,098	4,946
Equity securities and mutual funds	2,887	1,724
Loans:
Mortgage loans	188,558	207,412
Other loans	9,900	9,333

Total loans	198,458	216,745
Allowance for loan losses	(1,372)	(1,297)

Net loans	197,086	215,448

Premises and equipment	8,119	7,309
Real estate held for resale	425	—
Accrued interest and income receivable	4,252	3,972
Goodwill	1,090	1,090
Income tax receivable, net	19	143
Deferred income tax asset, net	3,349	5,413
Other assets	3,185	6,313

Total assets	$816,948	$861,926

Liabilities and Stockholders’ Equity:
Deposits:
Demand and NOW	$74,446	$81,953
Savings	323,168	391,571
Time certificates of deposit	306,969	278,257

Total deposits	704,583	751,781
Escrow deposits of borrowers	921	931
Allowance for loan losses on off-balance sheet credit exposures	345	443
Other liabilities	3,847	6,341

Total liabilities	709,696	759,496

Stockholders’ equity:
Preferred stock, par value $1.00 per share; 2,000,000 shares authorized, none issued	—	—
Common stock, par value $1.00 per share; 10,000,000 shares authorized, 7,871,017 and 7,833,542 shares issued in 2007 and 2006, respectively	7,871	7,834
Additional paid-in capital	58,430	57,516
Retained earnings	105,893	105,965

	172,194	171,315
Treasury stock at cost 3,551,463 and 3,515,663 shares in 2007 and 2006, respectively	(63,519)	(62,346)
Accumulated other comprehensive loss	(1,423)	(6,539)
Shares held in rabbi trust at cost, 18,944 and 16,744 shares in 2007 and 2006, respectively	(458)	(386)
Deferred compensation obligation	458	386

Total stockholders’ equity	107,252	102,430

Total liabilities and stockholders’ equity	$816,948	$861,926

July 23, 2007

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MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Three Months Ended
	June 30, 2007	June 30, 2006
Interest and dividend income:
Mortgage loans	$2,603	$2,865
Other loans	198	190
Securities available for sale:
Mortgage-backed securities	1,729	1,872
Other securities	32	3,035
Mortgage-backed securities held to maturity	68	77
Trading securities	2,639	74
Federal funds sold	2,200	1,882
Other investments	587	6

Total interest and dividend income	10,056	10,001

Interest expense:
Deposits	5,292	4,613

Total interest expense	5,292	4,613

Net interest income	4,764	5,388
Provision (credit) for loan losses	(10)	50

Net interest income after provision (credit) for loan losses	4,774	5,338

Non-interest income:
Deposit account service fees	81	84
Gains on securities available for sale, net	203	111
Gains (losses) on trading securities, net	(209)	8
Option fees	75	—
Deferred compensation plan income (loss)	84	(10)
Other	221	205

Total non-interest income	455	398

Non-interest expense:
Salaries and employee benefits	1,856	1,868
Deferred compensation plan expense	108	11
Occupancy and equipment	494	610
Data processing	141	128
Professional services	113	133
Advertising and marketing	36	19
Deposit insurance	28	31
Other	315	258

Total non-interest expense	3,091	3,058

Income before income taxes	2,138	2,678
Income tax expense	716	923

Net income	$1,422	$1,755

Weighted average common shares outstanding:
Basic	4,331,823	4,329,036
Diluted	4,356,972	4,364,341
Earnings per share (in dollars):
Basic	$0.33	$0.41
Diluted	0.33	0.40

July 23, 2007

Page Seven

MASSBANK CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

($ in thousands except share data)

	Six Months Ended
	June 30, 2007	June 30, 2006
Interest and dividend income:
Mortgage loans	$5,279	$5,755
Other loans	391	370
Securities available for sale:
Mortgage-backed securities	3,535	3,670
Other securities	63	5,879
Mortgage-backed securities held to maturity	137	156
Trading securities	5,276	156
Federal funds sold	4,380	3,804
Other investments	974	12

Total interest and dividend income	20,035	19,802

Interest expense:
Deposits	10,480	8,973

Total interest expense	10,480	8,973

Net interest income	9,555	10,829
Provision (credit) for loan losses	(10)	50

Net interest income after provision (credit) for loan losses	9,565	10,779

Non-interest income:
Deposit account service fees	164	173
Gains on securities available for sale, net	288	349
Gains on trading securities, net	840	21
Option fees	150	—
Deferred compensation plan income	109	61
Other	394	405

Total non-interest income	1,945	1,009

Non-interest expense:
Salaries and employee benefits	3,740	3,736
Deferred compensation plan expense	156	103
Occupancy and equipment	1,025	1,212
Data processing	287	271
Professional services	241	301
Advertising and marketing	69	56
Deposit insurance	56	65
Other	617	621

Total non-interest expense	6,191	6,365

Income before income taxes	5,319	5,423
Income tax expense	1,816	1,858

Net income	$3,503	$3,565

Weighted average common shares outstanding:
Basic	4,333,696	4,334,394
Diluted	4,359,200	4,370,604
Earnings per share (in dollars):
Basic	$0.81	$0.82
Diluted	0.80	0.82